As filed with the Securities and Exchange Commission on May 13, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2015

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware	98-0080034
(State of incorporation)	(IRS Employer Identification Number)

85 Broad Street, 22nd Floor, New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

(a)         On May 11, 2015, Oppenheimer Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in New York City.

(b)         At the Annual Meeting, the holders of the Company’s Class B voting common stock (“Class B Voting Stock”) elected the eight nominees for director named below as directors to serve until their successors are elected and qualified. The votes for such persons were as follows:

Name	For	Withheld	Broker Non- Votes
R. Crystal	96,860	0	0
W. Ehrhardt	96,860	0	0
M.A.M. Keehner	96,860	0	0
A.G. Lowenthal	96,860	0	0
R.S. Lowenthal	96,860	0	0
K.W. McArthur	96,860	0	0
A.W. Oughtred	96,860	0	0
E.K. Roberts	96,860	0	0

In addition, at the Annual Meeting, the holders of the Company’s Class B Voting Stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year and authorized the Audit Committee to fix such auditor’s remuneration with 96,860 votes for such proposal, 0 votes against, and 0 abstentions as to such proposal.

Further, at the Annual Meeting, the holders of the Company’s Class B Voting Stock approved the Amended and Restated Performance Based Compensation Agreement effective as of May 11, 2015 between the Company and A.G. Lowenthal, as more fully described in the proxy statement for the Annual Meeting, with 96,752 votes for such proposal, 4 votes against, and 104 abstentions as to such proposal.

(c)          Not applicable.

(d)         Not currently applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 13, 2015

By:	/s/ Jeffrey J. Alfano
Jeffrey J. Alfano
Chief Financial Officer
(Duly Authorized Officer)